                                                                 Exhibit 99.(k)4

                      WESTERN ASSET/CLAYMORE U.S. TREASURY

                      INFLATION PROTECTED SECURITIES FUND 2


                              THE BANK OF NEW YORK,
                                as Auction Agent

                                   ----------

                             BROKER-DEALER AGREEMENT

                            dated as of May __, 2004

                                   Relating to

                    Auction Market Preferred Shares ("AMPS")

                                    Series M
                                    Series T
                                    Series W
                                    Series TH
                                  and Series F

                                       of

                      WESTERN ASSET/CLAYMORE U.S. TREASURY

                      INFLATION PROTECTED SECURITIES FUND 2


                                   ----------

                             [NAME OF BROKER-DEALER]

                                as Broker-Dealer

                             BROKER-DEALER AGREEMENT

      This Broker-Dealer Agreement dated as of May __, 2004, is between THE BANK OF NEW YORK, a New York banking corporation (the "Auction Agent") (not in its individual capacity, but solely as agent of WESTERN ASSET/CLAYMORE U.S. TREASURY INFLATION PROTECTED SECURITIES FUND 2, a Massachusetts business trust (the "Fund"), pursuant to authority granted to it in the Auction Agency Agreement dated as of May __, 2004, between the Fund and the Auction Agent (the "Auction Agency Agreement")) and [NAME OF BROKER-DEALER] (together with its successors and assigns, "BD").

      The Fund proposes to issue five series of auction market preferred shares, designated Series M Preferred Shares, liquidation preference $25,000 per share, Series T Preferred Shares, liquidation preference $25,000 per share, Series W Preferred Shares, liquidation preference $25,000 per share, Series TH Preferred Shares, liquidation preference $25,000 per share, and Series F Preferred Shares, liquidation preference $25,000 per share (collectively, the "AMPS"), pursuant to the Fund's Bylaws (as defined below). The AMPS shall be issued in book-entry form through the facilities of the Securities Depository.

      The Fund's Bylaws establish an Applicable Rate for the Initial Rate Period for each series of AMPS. The Fund's Bylaws provide that for each series of AMPS then outstanding, the Applicable Rate for such series of AMPS for each Subsequent Rate Period shall be equal to the rate per annum that results from an Auction for Outstanding shares of such series on the respective Auction Date therefor. The Board of Trustees of the Fund has adopted a resolution appointing The Bank of New York as Auction Agent for purposes of the Auction Procedures, and pursuant to Section 2.5 of the Auction Agency Agreement, the Fund has requested and directed the Auction Agent to execute and deliver this Agreement.

      The Auction Procedures (as defined below) require the participation of one or more Broker-Dealers.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Auction Agent and BD agree as follows:

I.    DEFINITIONS AND RULES OF CONSTRUCTION.

      1.1   TERMS DEFINED BY REFERENCE TO THE BYLAWS.

      Capitalized terms used herein or in the Exhibits hereto and not defined herein shall have the respective meanings specified in the Bylaws.

      1.2   TERMS DEFINED HEREIN.

      As used herein, in the Exhibits hereto and in the Settlement Procedures, the following terms shall have the following meanings, unless the context otherwise requires:

            (a) "Agent Member" of any Person shall mean the member of, or participant in, the Securities Depository that will act on behalf of a Bidder.

            (b) "Auction" shall have the meaning specified in Section 2.1 of the Auction Agency Agreement.

            (c) "Auction Procedures" shall mean the Auction Procedures that are set forth in Part II of Section 12.1 of the Bylaws.

            (d) "Authorized Officer" of the Auction Agent shall mean each Vice President, Assistant Vice President and Associate of the Auction Agent and every other officer or employee of the Auction Agent designated as an "Authorized Officer" for purposes of this Agreement in a written communication to BD.

            (e) "BD Officer" shall mean each officer or employee of BD designated as a "BD Officer" for purposes of this Agreement in a communication to the Auction Agent.

            (f) "Broker-Dealer Agreement" shall mean this Agreement and any substantially similar agreement between the Auction Agent and a Broker-Dealer.

            (g) "Bylaws" shall mean the Amended and Restated Bylaws of the Fund dated as of May 4, 2004, specifying, INTER ALIA, the powers, preferences and rights of the AMPS.

            (h) "Settlement Procedures" shall mean the Settlement Procedures attached hereto as Exhibit D.

      1.3   RULES OF CONSTRUCTION.

      Unless the context or use indicates another or different meaning or intent, the following rules shall apply to the construction of this Agreement:

            (a) Words importing the singular number shall include the plural number and vice versa.

            (b) The captions and headings herein are solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

            (c) The words "hereof," "herein," "hereto," and other words of similar import refer to this Agreement as a whole.

            (d) All references herein to a particular time of day shall be to New York City time.

            (e) Sections I, II, and III hereof shall be read in conjunction with the Bylaws and in the event of any conflict with the Bylaws, the Bylaws shall take precedence.

II.   NOTIFICATION OF DIVIDEND.

      The provisions contained in paragraph 3 of Part I of Section 12.1 of the Bylaws concerning the notification of a Special Dividend Period will be followed by the Auction Agent and BD, and the provisions contained therein are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were set forth fully herein.

III.  THE AUCTION.

      3.1   PURPOSE; INCORPORATION BY REFERENCE.

            (a) On each Auction Date, the provisions of the Auction Procedures will be followed by the Auction Agent for the purpose of determining the Applicable Rate for the AMPS for each Rate Period. Each periodic operation of such procedures is hereinafter referred to as an "Auction."

            (b) All of the provisions contained in Article VI of the Auction Agreement, the Auction Procedures and the Settlement Procedures are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were set forth fully herein. The Auction Agent shall, in taking action hereunder, be subject to all the rights and obligations of the Auction Agent set forth in the Auction Agency Agreement.

            (c) BD agrees to act as, and assumes the obligations of and limitations and restrictions placed upon, a Broker-Dealer under this Agreement. BD understands that other Persons meeting the requirements specified in the definition of "Broker-Dealer" contained in Section 12.1 of the Bylaws may execute a Broker-Dealer Agreement and participate as Broker-Dealers in Auctions.

            (d) BD and other Broker-Dealers may participate in Auctions for their own accounts. However, the Fund, by notice to BD and all other Broker-Dealers, may prohibit all Broker-Dealers from submitting Bids in Auctions for their own accounts, PROVIDED that Broker-Dealers may continue to submit Hold Orders and Sell Orders.

      3.2   PREPARATION FOR EACH AUCTION.

            (a) Not later than 9:30 A.M. on each Auction Date for the AMPS, the Auction Agent shall advise BD by telephone or other electronic means of communication acceptable to the parties of the Maximum Rate and the Reference Rate(s) in effect on such Auction Date.

            (b) The Auction Agent from time to time may, but shall not be obligated to, request BD to provide it with a list of the respective customers BD believes are Beneficial Owners of AMPS. BD shall comply with any such request, and the Auction Agent shall keep confidential any such information, including information received as to the identity of Bidders in any Auction, and shall not disclose any such information so provided to any Person other than the Fund; and such information shall not be used by the Auction Agent or its officers, employees, agents or representatives for any purpose other than such purposes as are described herein; provided, however, that the Auction Agent reserves the right and is authorized to disclose any such information if (a) it is ordered to do so by a court of competent jurisdiction or a regulatory body, judicial or quasi-judicial agency or authority having the authority to compel such disclosure, or (b) it is advised by its counsel that its failure to do so would be unlawful. In the event that the Auction Agent is required to disclose information in accordance with the foregoing sentence, it shall provide written notice of such requirement to BD as promptly as practicable. The Auction Agent shall, subject to the terms of the Auction Agency Agreement, transmit any list of customers BD believes are Beneficial Owners of AMPS and information related thereto only to its officers, employees, agents or representatives who need to know such information for the purposes of acting in accordance with this Agreement, and the Auction Agent shall prevent the transmission of such information to others and shall cause its officers, employees, agents and representatives to abide by the foregoing confidentiality restrictions.

      3.3   AUCTION SCHEDULE; METHOD OF SUBMISSION OF ORDERS.

            (a) Subject to Section 12.1 of the Bylaws, the Fund and the Auction Agent shall normally conduct Auctions for AMPS weekly (usually Monday for Series M, Tuesday for Series T, Wednesday for Series W, Thursday for Series TH, and Friday for Series F) in accordance with the schedule set forth below. Such schedule may be changed at any time by the Auction Agent with the consent of the Fund, which consent shall not be withheld unreasonably. The Auction Agent shall give written notice of any such change to BD, which shall have the right to review such change. Such notice shall be received one Business Day prior to the first Auction Date on which any such change shall be effective.

TIME                          EVENT
----                          -----
By 9:30 A.M.                  Auction Agent shall advise the Fund and the
                              Broker-Dealers of the Maximum Rate and the
                              Reference Rate as set forth in Section 3.2(a)
                              hereof.

9:30 A.M. - 1:30 P.M.         Auction Agent shall assemble information
                              communicated to it by Broker-Dealers as provided
                              in paragraph 3(a) of Part II of Section 12.1 of
                              the Bylaws. Submission Deadline is 1:30 P.M.

Not earlier than 1:30 P.M.    Auction Agent shall make determinations pursuant
                              to paragraph 3(a) of Part II of Section 12.1 of
                              the Bylaws.

By approximately 3:30 P.M.    Auction Agent shall advise the Fund of the results
                              of the Auction as provided in paragraph 3(b) of
                              Part II of Section 12.1 of the Bylaws.

                              Submitted Bids and Submitted Sell Orders will be accepted and rejected in whole or in part and AMPS will be allocated as provided in paragraph 4 of
                              Part II of Section 12.1 of the Bylaws.

                              Auction Agent shall give notice of the Auction results as set forth in Section 3.4(a) hereof.

            (b) BD may designate one or more individuals in its organization who will coordinate its procedures in connection with Auctions and purchases and sales of the AMPS.

            (c) BD agrees to maintain a list of Potential Beneficial Owners and, subject to existing laws and regulations, to contact the Potential Beneficial Owners on such list whom BD believes may be interested in participating in the Auction on or prior to each Auction Date for the purposes set forth in paragraph 1(a)(ii) of Part II of Section 12.1 of the Bylaws. Nothing herein shall require BD to submit an order for any Potential Beneficial Owner in any Auction.

            (d) BD shall submit Orders to the Auction Agent in writing in substantially the form attached hereto as Exhibit A. BD shall submit separate Orders to the Auction Agent for each Potential Beneficial Owner or Beneficial Owner on whose behalf BD is submitting an Order and shall not net or aggregate the Orders of Potential Beneficial Owners or Beneficial Owners on whose behalf BD is submitting Orders.

            (e) BD shall deliver to the Auction Agent (i) a written notice, substantially in the form attached hereto as Exhibit B, of transfers of AMPS made through BD by an Existing Holder to another Person other than pursuant to an Auction, and (ii) a written notice, substantially in the form attached hereto as Exhibit C, of the failure of any AMPS to be transferred to or by any Person that purchased or sold AMPS through BD pursuant to an Auction. The Auction Agent is not required to accept any notice delivered pursuant to the terms of the foregoing sentence with respect to an Auction unless it is received by the Auction Agent by 3:00 P.M. on the Business Day next preceding the applicable Auction Date.

      3.4   NOTICE OF AUCTION RESULTS.

            (a) On each Auction Date, the Auction Agent shall notify BD, by telephone or other electronic means acceptable to the parties, of the results of the Auction. On the Business Day next succeeding such Auction Date, the Auction Agent shall notify BD in writing of the disposition of all Orders submitted by BD in the Auction held on such Auction Date.

            (b) BD shall notify each Beneficial Owner, Potential Beneficial Owner, Existing Holder or Potential Holder on whose behalf BD has submitted an Order, and take such other action as is required of BD.

      If any Beneficial Owner or Existing Holder selling AMPS in an Auction fails to deliver such shares, the Broker-Dealer of any Person that was to have purchased AMPS in such Auction may deliver to such Person a number of whole shares of AMPS that is less than the number of shares that otherwise were to be purchased by such Person. In such event, the number of AMPS to be so delivered shall be determined by such Broker-Dealer. Delivery of such lesser number of shares shall constitute good delivery. Upon the occurrence of any such failure to deliver shares, such Broker-Dealer shall deliver to the Auction Agent the notice required by Section 3.3(e)(ii) hereof. Notwithstanding the foregoing terms of this Section 3.4(b), any delivery or non-delivery of AMPS which represents any departure from the results of an Auction, as determined by the Auction Agent, shall be of no effect unless and until the Auction Agent shall have been notified of such delivery or non-delivery in accordance with the terms of Section 3.3(e) hereof.

      Notwithstanding any provision of the Auction Procedures or of the Settlement Procedures to the contrary, in the event a Broker-Dealer is an Existing Holder with respect to any AMPS and the Auction Procedures provide that a Broker-Dealer shall be deemed to have submitted a Sell Order in an Auction with respect to such shares if the Broker-Dealer fails to submit an Order in that Auction with respect to such shares, a Broker-Dealer shall have no liability to any Person failing to sell such shares pursuant to such a deemed Sell Order if such shares were transferred by the Beneficial Owner thereof without notification of such transfer in compliance with the Auction Procedures.

      3.5   SERVICE CHARGE TO BE PAID TO BD.

      No later than 12:00 noon on the Business Day next succeeding each Auction Date, the Auction Agent shall pay a service charge to BD from moneys received from the Fund to each Broker-Dealer on the basis of the purchase price of AMPS placed by such Broker-Dealer at such Auction. For the avoidance of doubt, only one Broker-Dealer shall be considered to have placed a particular share of AMPS at any particular Auction. The service charge shall be: (a) in the case of any Auction Date immediately preceding a Dividend Period of less than one year, the product of (i) a fraction the numerator of which is the number of days in such Dividend Period and the denominator of which is 360, times (ii) 1/4 of 1%, times
(iii) $25,000, times (iv) the sum of (A) the aggregate number of AMPS placed by BD in the applicable Auction that were (x) the subject of a Submitted Bid of a Beneficial Owner submitted by BD and continued to be held as a result of such submission and (y) the subject of a Submitted Bid of a Potential Beneficial Owner submitted by BD and were purchased as a result of such submission plus (B) the aggregate number of AMPS subject to valid Hold Orders (determined in accordance with paragraph 1 of Part II of Section 12.1 of the Bylaws) submitted to the Auction Agent by BD plus (C) the number of AMPS deemed to be subject to Hold Orders by Beneficial Owners pursuant to paragraph 1 of Part II of Section
12.1 of the Bylaws that were acquired by BD for its own account or were acquired by such Beneficial Owners through BD; and (b) in the case of any Auction Date immediately preceding a Special Rate Period of one year or longer, that amount as mutually agreed upon by the Fund and BD, based on the selling concession that would be applicable to an underwriting of fixed or variable rate preferred shares with a similar final maturity or variable rate dividend period, respectively, at the commencement of such Special Rate Period with respect to such Auction.

      For purposes of subclause (a)(iv)(C) of the foregoing sentence, if any Beneficial Owner who acquired AMPS through BD transfers those shares to another Person other than pursuant to an Auction, then the Broker-Dealer for the shares so transferred shall continue to be BD, PROVIDED, HOWEVER, that if the transfer was effected by, or if the transferee is, a Broker-Dealer other than BD, then such other Broker-Dealer shall be the Broker-Dealer for such shares.

IV.   MISCELLANEOUS.

      4.1   TERMINATION.

      Either party may terminate this Agreement at any time upon five days' prior written notice to the other party; PROVIDED, HOWEVER, that if the Broker-Dealer is Merrill Lynch, Pierce, Fenner & Smith Incorporated, neither Merrill Lynch, Pierce, Fenner & Smith Incorporated nor the Auction Agent may terminate this Agreement without first obtaining the prior written consent of the Fund to such termination, which consent shall not be withheld unreasonably. This Agreement shall automatically terminate upon the redemption of all outstanding AMPS or upon termination of the Auction Agency Agreement.

      4.2   FORCE MAJEURE.

      Neither party to this Agreement shall be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused by an act of God, natural disaster, act of war, civil or military disturbance, act of terrorism, sabotage, riots or a loss or malfunction of utilities or communications services; it being understood that the parties shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

      4.3 PARTICIPANT IN SECURITIES DEPOSITORY; PAYMENT OF DIVIDENDS IN SAME-DAY FUNDS.

            (a) BD is, and shall remain for the term of this Agreement, a member of, or a participant in, the Securities Depository (or an affiliate of such a member or participant).

            (b) BD represents that it (or if BD does not act as Agent Member, one of its affiliates) shall make all dividend payments on the AMPS available in same-day funds on each Dividend Payment Date to customers that use BD (or its affiliate) as Agent Member.

      4.4   COMMUNICATIONS.

      Except for (i) communications authorized to be made by telephone pursuant to this Agreement or the Auction Procedures and (ii) communications in connection with the Auctions (other than those expressly required to be in writing), all notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given to such party at its address or telecopier number set forth below:

If to the Auction Agent,            The Bank of New York
addressed to:                       101 Barclay Street
                                    New York, NY 10286
                                    Attn: Dealing & Trading - Auction Desk
                                    Facsimile No.: 212-815-3450
                                    Telephone No.: 212-815-3440

If to the BD,                       [NAME OF BROKER-DEALER]
addressed to:                       [Address]
                                    Attn: [Contact]
                                    Telephone No.: [_________]
                                    Facsimile No.: [_________]

      or such other address or telecopier number as such party hereafter may specify for such purpose by notice to the other party. Each such notice, request or communication shall be effective when delivered at the address specified herein. Communications shall be given on behalf of BD by a BD Officer and on behalf of the Auction Agent by an Authorized Officer. BD may record telephone communications with the Auction Agent.

      4.5   ENTIRE AGREEMENT.

      This Agreement contains the entire agreement between the parties relating to the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or implied, between the parties relating to the subject matter hereof.

      4.6   BENEFITS.

      Nothing in this Agreement, express or implied, shall give to any person, other than the Fund, which is a third-party beneficiary of this Agreement, the Auction Agent and BD and their respective successors and permitted assigns, any benefit of any legal or equitable right, remedy or claim under this Agreement.

      4.7   AMENDMENT; WAIVER.

            (a) This Agreement shall not be deemed or construed to be modified, amended, rescinded, canceled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of the party to be charged and by the Fund.

            (b) Failure of either party to this Agreement to exercise any right or remedy hereunder in the event of a breach of this Agreement by the other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

      4.8   SUCCESSORS AND ASSIGNS.

      This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and permitted assigns of each of BD and the Auction Agent. This Agreement may not be assigned by either party hereto absent the prior written consent of the other party; PROVIDED, HOWEVER, that this Agreement may be assigned by the Auction Agent to a successor Auction Agent selected by the Fund without the consent of BD.

      4.9   SEVERABILITY.

      If any clause, provision or section of this Agreement shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any remaining clause, provision or section hereof.

      4.10  EXECUTION IN COUNTERPARTS.

      This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

      4.11  GOVERNING LAW.

      This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said state.

      4.12  JURISDICTION.

      The parties agree that all actions and proceedings arising out of this Broker-Dealer Agreement or any of the transactions contemplated hereby shall be brought in the County of New York, and, in connection with any such action or proceeding, submit to the jurisdiction of, and venue in, such County. Each of the parties hereto also irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of this Agreement or the transactions contemplated hereby.

                            [SIGNATURE PAGES FOLLOW]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

                                    THE BANK OF NEW YORK, As Auction Agent


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                    [NAME OF BROKER-DEALER]


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                    EXHIBIT A

                              THE BANK OF NEW YORK
                                AUCTION BID FORM

SUBMIT TO:                                       ISSUE:
---------                                        -----
The Bank of New York                             WESTERN ASSET/CLAYMORE U.S. TREASURY
101 Barclay Street                               INFLATION PROTECTED SECURITIES FUND 2
New York, NY 10286                               Auction Market Preferred Shares, Series M, Series T,
Attn: Dealing & Trading - Auction Desk           Series W, Series TH, and Series F ("AMPS")
Facsimile No.: 212-815-3450
Telephone No.: 212-815-3440

The undersigned Broker-Dealer submits the following Order on behalf of the Bidder listed below:

Name of Bidder:
               --------------------------

                                BENEFICIAL OWNER

Series Held_______________
Number of Shares of such Series now held________       HOLD__________
                                                       BID at rate of___________
                                                       SELL___________


                           POTENTIAL BENEFICIAL OWNER

                                        Series Held_________
                                        Number of shares of such Series_________
                                        BID at rate of___________

Notes:

      (1) If submitting more than one Bid for one Bidder, use additional Auction Bid Forms.

      (2) If one or more Bids covering in the aggregate more than the number of outstanding shares held by any Beneficial Owner are submitted, such bid shall be considered valid in the order of priority set forth in the Auction Procedures on the above issue.

      (3) A Hold or Sell Order may be placed only by a Beneficial Owner covering a number of shares not greater than the number of shares currently held.

      (4) Potential Beneficial Owners may make only Bids, each of which must specify a rate. If more than one Bid is submitted on behalf of any Potential Beneficial Owner, each Bid submitted shall be a separate Bid with the rate specified.

      (5) Bids may contain no more than three figures to the right of the decimal point (.001 of 1%). Fractions will not be accepted.

      (6) An Order must be submitted in whole shares of AMPS with an aggregate liquidation preference of $25,000.

      [NAME OF BROKER-DEALER]

      --------------------------------------------
      Authorized Signature
                          ------------------------

                                    EXHIBIT B

  (Note: To be used only for transfers made other than pursuant to an Auction)

                                  TRANSFER FORM

      Re:     WESTERN ASSET/CLAYMORE U.S. TREASURY
              INFLATION PROTECTED SECURITIES FUND 2
              Auction Market Preferred Shares ("AMPS")

We are (check one):

      [ ]     the Existing Holder named below;

      [ ]     the Broker-Dealer for such Existing Holder; or

      [ ]     the Agent Member for such Existing Holder.

      We hereby notify you that such Beneficial Owner has transferred _________ Series ___ AMPS to________________________________


                                        ------------------------------------
                                        (Name of Existing Holder)


                                        ------------------------------------
                                        (Name of Broker-Dealer)


                                        ------------------------------------
                                        (Name of Agent Member)


By:
    ---------------------------------------
    Printed Name:
    Title:

                                    EXHIBIT C

          (Note: To be used only for failures to deliver or to pay for
                        AMPS sold pursuant to an Auction)

                         NOTICE OF A FAILURE TO DELIVER


      We are a Broker-Dealer for _____________________ (the "Purchaser"), which purchased _______ Series ___ AMPS of WESTERN ASSET/CLAYMORE U.S. TREASURY INFLATION PROTECTED SECURITIES FUND 2 in the Auction held on
____________________ from the seller of such shares (the "Seller").

      We hereby notify you that (check one):

_____ the Seller failed to deliver such shares to the Purchaser.

_____ the Purchaser failed to make payment to the Seller upon delivery of such shares.


                                    Name:
                                          --------------------------------------
                                          [NAME OF BROKER-DEALER]


                                    By:
                                          --------------------------------------
                                          Printed Name:
                                          Title:

                                    EXHIBIT D

                              SETTLEMENT PROCEDURES

      The following summary of Settlement Procedures sets forth the procedures expected to be followed in connection with the settlement of each Auction and will be incorporated by reference in the Broker-Dealer Agreement.

      1. On each Auction Date, the Auction Agent shall notify by telephone, facsimile or other means of electronic communication acceptable to the Broker-Dealers that participated in the Auction held on such Auction Date and submitted an Order on behalf of any Beneficial Owner or Potential Beneficial Owner of:

            (a)   the Applicable Rate fixed for the next succeeding Rate Period;

            (b) whether Sufficient Clearing Bids existed for the determination of the Applicable Rate;

            (c) if such Broker-Dealer (a "Seller's Broker-Dealer") submitted a Bid or Sell Order on behalf of a Beneficial Owner, the number of AMPS, if any, to be sold by such Beneficial Owner;

            (d) if such Broker-Dealer (a "Buyer's Broker-Dealer") submitted a Bid on behalf of a Potential Beneficial Owner, the number of AMPS, if any, to be purchased by such Potential Beneficial Owner;

            (e) if the aggregate number of AMPS to be sold by all Beneficial Owners on whose behalf such Broker-Dealer submitted a Bid or a Sell Order exceeds the aggregate number of AMPS to be purchased by all Potential Beneficial Owners on whose behalf such Broker-Dealer submitted a Bid, the name or names of one or more Buyer's Broker-Dealers (and the name of the Agent Member, if any, of each such Buyer's Broker-Dealer) acting for one or more purchasers of such excess number of AMPS and the number of such shares to be purchased from one or more Beneficial Owners on whose behalf such Broker-Dealer acted by one or more Potential Beneficial Owners on whose behalf each of such Buyer's Broker-Dealers acted;

            (f) if the aggregate number of AMPS to be purchased by all Potential Beneficial Owners on whose behalf such Broker-Dealer submitted a Bid exceeds the aggregate number of AMPS to be sold by all Beneficial Owners on whose behalf such Broker-Dealer submitted a Bid or a Sell Order, the name or names of one or more Seller's Broker-Dealers (and the name of the Agent Member, if any, of each such Seller's Broker-Dealer) acting for one or more sellers of such excess number of AMPS and the number of such shares to be sold to one or more Potential Beneficial Owners on whose behalf such Broker-Dealer acted by one or more Beneficial Owners on whose behalf each of such Seller's Broker-Dealers acted; and

            (g) the Auction Date of the next succeeding Auction with respect to the AMPS.

      2. On each Auction Date, each Broker-Dealer that submitted an Order on behalf of any Beneficial Owner or Potential Beneficial Owner shall:

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            (a)   (i) in the case of a Broker-Dealer that is a Buyer's
      Broker-Dealer, instruct each Potential Beneficial Owner on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, to instruct such Potential Beneficial Owner's Agent Member to pay to such Broker-Dealer (or its Agent Member) through the Securities Depository the amount necessary to purchase the number of AMPS to be purchased pursuant to such Bid against receipt of such shares and advise such Potential Beneficial Owner of the Applicable Rate for the next succeeding Dividend Period, and (ii) in the case that the aggregate number of AMPS to be purchased by all Potential Beneficial Owners on whose behalf such Buyer's Broker-Dealer submitted a Bid exceeds the aggregate number of AMPS to be sold by all Beneficial Owners on whose behalf such Broker-Dealer submitted a Bid or a Sell Order, as described in 1(f) above, then such Buyer's Broker-Dealer shall instruct each Potential Beneficial Owner of such excess AMPS to instruct such Potential Beneficial Owner's Agent Member to pay to the Seller's Broker-Dealer (or its Agent Member), the names of whom are to be provided pursuant to 1(f) above, through the Securities Depository the amount necessary to purchase the number of such excess AMPS to be purchased by such Potential Beneficial Owner against receipt of such shares;

            (b) (i) in the case of a Broker-Dealer that is a Seller's Broker-Dealer, instruct each Beneficial Owner on whose behalf such Broker-Dealer submitted a Sell Order that was accepted, in whole or in part, or a Bid that was accepted, in whole or in part, to instruct such Beneficial Owner's Agent Member to deliver to such Broker-Dealer (or its Agent Member) through the Securities Depository the number of AMPS to be sold pursuant to such Order against payment therefor and advise any such Beneficial Owner that will continue to hold AMPS of the Applicable Rate for the next succeeding Dividend Period, and (ii) in the case that the aggregate number of AMPS to be sold by all Beneficial Owners on whose behalf such Broker-Dealer submitted a Bid or a Sell Order exceeds the aggregate number of AMPS to be purchased by all Potential Beneficial Owners on whose behalf such Broker-Dealer submitted a Bid, as described in 1(e) above, then such Seller's Broker-Deal shall instruct each Beneficial Owner of such excess AMPS to instruct such Beneficial Owner's Agent Member to deliver to the Buyer's Broker-Dealer (or its Agent Member), the names of whom are to be provided pursuant to 1(e) above, through the Securities Depository the number of AMPS to be sold pursuant to such Order against payment therefor;

            (c) advise each Beneficial Owner on whose behalf such Broker-Dealer submitted a Hold Order of the Applicable Rate for the next succeeding Rate Period;

            (d) advise each Beneficial Owner on whose behalf such Broker-Dealer submitted an Order of the Auction Date for the next succeeding Auction; and

            (e) advise each Potential Beneficial Owner on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, of the Auction Date for the next succeeding Auction.

      3. On the basis of the information provided to it pursuant to 1. above, each Broker-Dealer that submitted a Bid or a Sell Order on behalf of a Potential Beneficial Owner or a Beneficial Owner shall, in such manner and at such time or times as in its sole discretion it may determine, allocate any funds received by it pursuant to 2(a) above and any AMPS received by it pursuant to 2(b) above among the Potential Beneficial Owners, if any, on whose behalf such Broker-Dealer submitted Bids, the Beneficial Owners, if any, on whose behalf such Broker-Dealer submitted Bids that were accepted or Sell Orders, and any Broker-Dealer or Broker-Dealers identified to it by the Auction Agent pursuant to 1(e) or 1(f) above.

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      4.    On each Auction Date:

            (a) each Potential Beneficial Owner and Beneficial Owner shall instruct its Agent Member as provided in 2(a) or (b) above, as the case may be;

            (b) each Seller's Broker-Dealer which is not an Agent Member of the Securities Depository shall instruct its Agent Member to (A) deliver the shares to be sold pursuant to 2(b)(ii) above through the Securities Depository to any Buyer's Broker-Dealer (or its Agent Member) identified to such Seller's Broker-Dealer pursuant to 1(e) above against payment therefor; and (B) pay through the Securities Depository to the Agent Member of the seller of such shares against receipt of such shares, and

            (c) each Buyer's Broker-Dealer which is not an Agent Member of the Securities Depository shall instruct its Agent Member to (A) pay through the Securities Depository to any Seller's Broker-Dealer (or its Agent Member) identified pursuant to 1(f) above the amount necessary to purchase the shares to be purchased pursuant to 2(a)(ii) above against receipt of such shares, and (B) deliver such shares through the Securities Depository to the Agent Member of the purchaser thereof against payment therefor.

      5.    On the day after the Auction Date:

            (a) each Bidder's Agent Member referred to in 4(a) above shall instruct the Securities Depository to execute the transactions described in 2(a) or (b) above, and the Securities Depository shall execute such transactions;

            (b) each Seller's Broker-Dealer or its Agent Member shall instruct the Securities Depository to execute the transactions described in 4(b) above, and the Securities Depository shall execute such transactions; and

            (c) each Buyer's Broker-Dealer or its Agent Member shall instruct the Securities Depository to execute the transactions described in 4(c) above, and the Securities Depository shall execute such transactions.

      6. If a Beneficial Owner selling AMPS in an Auction fails to deliver such shares (by authorized book-entry), a Broker-Dealer may deliver to the Potential Beneficial Owner on behalf of which it submitted a Bid that was accepted a number of whole AMPS that is less than the number of shares that otherwise was to be purchased by such Potential Beneficial Owner. In such event, the number of AMPS to be so delivered shall be determined solely by such Broker-Dealer. Delivery of such lesser number of shares shall constitute good delivery. Notwithstanding the foregoing terms of this paragraph 6., any delivery or non-delivery of shares which shall represent any departure from the results of an Auction, as determined by the Auction Agent, shall be of no effect unless and until the Auction Agent shall have been notified of such delivery or non-delivery in accordance with the provisions of the Auction Agency Agreement and the Broker-Dealer Agreements.

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